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                                                                    Exhibit 21.2


                           SUBSIDIARIES OF SCIOS INC.
                           --------------------------



                                Scios R&D, Inc.,
                              a Nevada corporation.

                                   BRP, Inc.,
                              a Nevada corporation

                    Biotechnology Research Partners Limited,
                        a California limited partnership